UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASCENT SOLAR TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

June 21, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Ascent Solar Technologies, Inc. to be held on August 7, 2024 (“Annual Meeting”). The meeting will be held at the corporate office of Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton, CO 80241, beginning at 10:00 a.m. Mountain Time. At this year’s Annual Meeting, our stockholders will be asked (i) to elect one Class C director to our board of directors; (ii) to ratify the selection of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) to approve an amendment to our 2023 Equity Incentive Plan to increase the number of shares of common stock subject to the plan; (iv) to grant discretionary authority to our board of directors to amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split”; (v) to conduct an advisory vote on the compensation of our executive officers; and (vi) to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. Additional information about the Annual Meeting is given in the attached Notice of 2024 Annual Meeting of Stockholders and Proxy Statement.

In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to again furnish these proxy materials to stockholders primarily over the Internet, rather than in paper form. We believe these rules allow us to provide our stockholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting. If you attend the Annual Meeting in person, you may vote your shares in person even though you have previously given your proxy.

By Order of the Board of Directors

Very truly yours,

Ascent Solar Technologies, Inc.

By: /s/ Paul Warley

Title: Director, President and CEO

Dated: June 21, 2024

ASCENT SOLAR TECHNOLOGIES, INC.

12300 Grant Street

Thornton, Colorado 80241

(720) 872-5000

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

August 7, 2024

at 10:00 a.m. Mountain Time

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), will be held on August 7, 2024, at 10:00 a.m. Mountain Time at the corporate office of Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton, CO 80241, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	ELECTION OF DIRECTORS. To elect: one (1) Class C director to serve until the 2027 annual meeting of stockholders, and until his or her successor has been elected and qualified.
2.	RATIFICATION OF AUDITORS. To ratify the Audit Committee’s appointment of Haynie and Company as our independent registered public accounting firm for the year ending December 31, 2024.
3.	AMENDMENT OF THE 2023 ASCENT SOLAR TECHNOLOGIES, INC. EQUITY INCENTIVE PLAN. To approve an amendment of the 2023 Ascent Solar Technologies, Inc. Equity Incentive Plan to increase the number of shares of common stock subject to the plan.
4.	REVERSE STOCK SPLIT. To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-eight (1-for-8) to a maximum of a one-for-one hundred (1-for-100) split, with the exact ratio to be determined by our board of directors in its sole discretion; (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.
5.	NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. To approve a non-binding resolution on the Company's compensation of its executive officers.
6.	ANY OTHER BUSINESS. To conduct any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders who owned shares of (i) our common stock or (ii) our shares of Series Z preferred stock at the close of business on June 20, 2024 are entitled to receive notice of, attend and vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of these stockholders will be available at our corporate offices listed above during regular business hours for the ten days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you received notice of how to access the proxy materials over the Internet, a proxy card was not sent to you, but you may vote by telephone or online. If you received a proxy card and other proxy materials by mail, you may vote by mailing a completed proxy card, by telephone or online. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

The Board of Directors recommends stockholders vote FOR the proposals listed above and described in the accompanying Proxy Statement.

By Order of the Board of Directors

Paul Warley

President and Chief Executive Officer

Thornton, Colorado

June 21, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 7, 2024 — The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.ascentsolar.com.

ASCENT SOLAR TECHNOLOGIES, INC.

12300 Grant Street

Thornton, Colorado 80241

(720) 872-5000

___________________

PROXY STATEMENT

___________________

Your proxy is being solicited by the Board of Directors (the “Board”) of Ascent Solar Technologies, Inc., a Delaware corporation, for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. Mountain Time on August 7, 2024, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The Annual Meeting will be held at the corporate office of Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton, CO 80241.

These proxy materials are first being provided on or about June 21, 2024 to all common stockholders and to all Series Z preferred stockholders of the record date, June 20, 2024. Stockholders who owned our common stock or our Series Z preferred stock at the close of business on June 20, 2024 are entitled to receive notice of, attend and vote at the Annual Meeting. On the record date, there were (i) 92,909,176 shares of our common stock outstanding and (ii) one share of Series Z preferred stock outstanding.

This Proxy Statement is being furnished to you with a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), which was filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2024. We will provide, without charge, additional copies of our Annual Report upon request. Any exhibits listed in the Annual Report also will be furnished upon request at the actual expense we incur in furnishing such exhibit to you. Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

References to the “Company,” “Ascent Solar,” “our,” “us” or “we” mean Ascent Solar Technologies, Inc.

1

2

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 7, 2024

GENERAL

Ascent Solar Technologies, Inc. (the “Company”) has made these proxy materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting to be held at 10:00 a.m. Mountain Time on August 7, 2024, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The Annual Meeting will be held at the Company, 12300 Grant Street, Thornton, CO 80241.

VOTING AND RELATED MATTERS

What is a proxy?

A proxy is a person or persons whom you designate to vote your stock. If you designate someone as your proxy in a written document, that document is called a proxy card.

Who pays for the proxy solicitation?

The Company will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. Certain of our directors, officers or employees may solicit your proxy and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

What is the purpose of the annual meeting?

As a stockholder of the Company, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting, and upon which you are being asked to vote, are discussed below. Each share of our common stock you owned as of the record date entitles you to one vote on each proposal presented at the Annual Meeting.

What is the record date and what does it mean?

The Board of Directors The board of directors has fixed the close of business on June 20, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

How many shares are entitled to vote at the Annual Meeting?

There were 92,909,176 shares of our common stock and one share of Series Z preferred stock outstanding on June 20, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of the record date is entitled to one vote for each share of our common stock held by such stockholder.

The holder of record of the one outstanding share of the Company’s Series Z preferred stock will be entitled to 180,000,000 votes for each share of the Company’s Series Z preferred stock held on the record date, and has the right to vote only on the Reverse Stock Split Proposal, provided that such votes must be counted in the same proportion as the shares of common stock voted on such proposal (excluding any shares of common stock that are not voted). As an example, if 30,000,000 shares of common stock are voted FOR Proposal 4 and 20,000,000 shares of common stock are voted AGAINST Proposal 4, then (i) 60% (108,000,000 votes) of the votes cast by the holder of the Series Z preferred stock will be cast as votes FOR Proposal 4 and (ii) 40% (72,000,000 votes) of the votes cast by the holder of the Series Z preferred stock will be cast as votes AGAINST Proposal 4. Holders of common stock and Series Z preferred stock will vote together on Proposal 4 as a single class.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the transaction of business at the meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

How do I vote?

If you are a record owner of our common stock, you may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. More specifically:

•	You can vote via the Internet. The website address for Internet voting and the instructions for voting are provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. If you vote via the Internet you do not need to vote by telephone or return a proxy card.

•	You can vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. If you vote by telephone you do not need to vote over the Internet or return a proxy card.

3

•	If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. You may also download the form of proxy card off the Internet and mail it to us. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

•	If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

How do I vote if my shares are in “street name”?

If you hold shares in “street name” (that is, through a bank, broker, or other nominee), your shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

How do I know if I hold my shares in “street name”?

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are considered held in “street name.” However, if your shares are registered directly in your name with Computershare, our transfer agent, you are considered the record owner of those shares.

Will my proxy appointment on the internet be secure and accurate?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

What is the deadline for submitting my proxy?

Proxy appointments must be received by 11:59 p.m., Mountain Time, on August 6, 2024. You will still have the right to vote in person at the meeting even if you submit your proxy via the internet or by telephone.

Can I revoke my proxy?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

•	enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

•	provide written notice by August 6, 2024 of the revocation to our Corporate Secretary at our principal executive offices, which are located at 12300 Grant Street Suite 160, Thornton, Colorado 80241; or

•	attend the Annual Meeting and vote in person.

Where can I find voting results of the Annual Meeting?

Voting results will be announced at the Annual Meeting and published in a Form 8-K to be filed within four (4) business days after the Annual Meeting.

How are the votes counted and what vote is needed to approve each of the proposals?

Assuming that a quorum is present:

•	the affirmative vote of a majority of the shares having voting power present in person or by proxy will be required to elect one Class C director (Proposal No. 1);

•	the affirmative vote of a majority of the shares having voting power present in person or by proxy will be required to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2);

•	the affirmative vote of a majority of the shares having voting power present in person or by proxy will be required to approve the amendment to the 2023 Ascent Solar Technologies, Inc. Equity Incentive Plan (Proposal No. 3);

•	the reverse stock split proposal requires the affirmative vote of a majority of the voting power of the outstanding common stock and the outstanding Series Z preferred stock voting together as a single class (Proposal No. 4);

•	the affirmative vote of a majority of the shares having voting power present in person or by proxy will be required to approve, on an advisory basis, the compensation of the Company’s executive officers (Proposal No. 5);

•	unless otherwise required by our Second Amended and Restated Bylaws (the “Bylaws”) or by applicable law, the affirmative vote of a majority of the shares present having voting power in person or by proxy will be required to approve any other matter properly presented for a vote at the meeting; provided that if any stockholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the shares entitled to vote as a class who are present in person or by proxy.

4

The vote on Proposal No. 5 (advisory vote on executive compensation) is a non-binding advisory vote. The Board will consider our executive officer compensation to have been approved by stockholders if Proposal No. 5 receives more votes “For” than “Against.”

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting. Such inspectors will also determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters.

The Company believes that the election of one Class C director (Proposal No. 1), the approval of the amendment to the 2023 Ascent Solar Technologies, Inc. Equity Incentive Plan (Proposal No. 3), and the advisory vote to approve executive compensation (Proposal No. 5) are considered non-routine matters. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on these proposals. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters.

The Company believes that the proposal to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the current fiscal year (Proposal No. 2) and the reverse stock split proposal (Proposal No. 4) are considered routine matters. To the extent your brokerage firm votes your shares on your behalf on these proposals, your shares also will be counted as present for the purpose of determining a quorum.

Abstentions shall have the same effect as a vote against Proposal No. 1 (election of one Class C director); No. 2 (approval of auditors), No. 3 (approval of the amendment to the Equity Incentive Plan), No. 4 (reverse stock split), and No. 5 (advisory vote on executive compensation).

Broker non-votes shall have no effect on the outcome of Proposal No. 1 (election of directors), No. 3 (approval of the amendment to the Equity Incentive Plan), and No. 5 (advisory vote on executive compensation).

How does the Board recommend I vote?

The Board recommends a vote “FOR” electing the nominee for Class C director (Proposal No, 1); “FOR” the appointment of Haynie & Company as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2); “FOR” the approval of the amendment to the 2023 Company Equity Incentive Plan (Proposal No. 3); “FOR” the approval of the reserve stock split (Proposal No. 4); and “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 5).

What if I return a proxy card but do not make specific choices?

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted:

(1)	“FOR” the election of the Class C director nominee set forth in this Proxy Statement;

(2)	“FOR” the ratification of the appointment of Haynie & Company as our independent registered public accounting firm for the year ending December 31, 2024;

(3)	“FOR” the approval of the amendment to the 2023 Ascent Solar Technologies, Inc. Equity Incentive Plan;

(4)	“FOR” the approval of a reverse stock split;

(5)	“FOR” the approval, on an advisory basis, of the compensation of our executive officers; and

(6)	at the discretion of your proxies on any other matter that may be properly brought before the Annual Meeting.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters, which includes the ratification of our independent registered public accounting firm and the approval of the reverse stock split proposal.

5

What is “Householding” of Proxy Materials?

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.

If: (1) you share an address with another stockholder and received only one set of proxy materials, and would like to request a separate paper copy of these materials; or (2) you share an address with another stockholder and in the future together you would like to receive only a single paper copy of these materials, please notify our Corporate Secretary by mail at 12300 Grant Street, Suite 160, Thornton, Colorado 80241.

6

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Bylaws provide that the size of our Board of Directors is to be determined from time to time by resolution of the Board of Directors, but shall consist of at least two and no more than nine members. Our Board of Directors currently consists of five members. The Board has determined that the following directors are “independent” as required by our corporate governance guidelines: Mr. Peterson, Mr. Reynolds, Mr. Berezovsky, and Mr. Thompson.

Our Certificate of Incorporation provides that the Board of Directors will be divided into three classes and, except as described below, are elected to serve three-year terms and in each case until their respective successors are duly elected and qualified.

Our Board currently consists of five members. The terms of our current Class A directors (Forrest Reynolds and Louis Berezovsky) will expire at our 2026 annual stockholder meeting. The terms of our current Class B directors (Gregory Thompson and Paul Warley) will expire at the 2025 annual stockholder meeting. The term of our current Class C director (David Peterson) will expire at the 2024 annual stockholder meeting.

The Board has nominated David Peterson as a Class C director to serve a three-year term expiring in 2027. Mr. Peterson is currently a director of the Company and has indicated a willingness to continue to serve as a director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board.

Set forth below is certain information regarding the director nominee, our continuing directors, and the executive officers of the Company who are not directors, including the terms of office of the Board members.

The following table sets forth certain information with respect to our current directors, based upon information furnished by each director, as of June 20, 2024:

Name	Age	Position	Term Expires
David Peterson	54	Director (Class C), Chairman of the Board	2024
Gregory Thompson	68	Director (Class B)	2025
Paul Warley	62	Director (Class B)	2025
Louis Berezovsky	58	Director (Class A)	2026
Forrest Reynolds	53	Director (Class A)	2026

The nominee for election as a Class C director for a term to expire in 2027 is:

David Peterson. Mr. Peterson has served on our Board since December 2020, and has been Chairman of the Board since September 2022. Mr. Peterson has over 25 years of business management experience, including 9 years as a private equity investor, 6 years as a manager at an engineering consulting firm, and over 20 years of board experience. From January 2024 to present, Mr. Peterson works for Clean H2, Inc., a distributor of hydrogen electrolyzers, where he serves as CEO for the Centennial, Colorado based company.  From 2015 to 2023, Mr. Peterson has worked for EPD Consultants, Inc., a privately held engineering firm headquartered in Carson, California, where he serves as Senior Project Manager. From 2010 to 2015, Mr. Peterson was President and Co-Founder of Great Circle Industries, Inc., a water recycling company in southern California. His past experience includes being a board member at AIR-serv, LLC, a tire inflation vending machine manufacturer, where Mr. Peterson managed the acquisition process, including obtaining expansion of the company's credit facility, as that company completed 10 acquisitions and grew from $10 million of EBITDA to $20 million of EBITDA in the year prior to its sale for $151 million to WindPoint Partners. Mr. Peterson has an MBA degree from the Marshall School of Business at the University of Southern California, and a B.A. from the University of California, Santa Cruz. Mr. Peterson and Michael Gilbreth, our former CFO, are cousins. We believe Mr. Peterson is well-qualified to serve as a director due to his extensive management and board experience.

The continuing Class B directors with terms expiring in 2025 are:

Gregory Thompson. Mr. Thompson has served on the Board since April 2023. He is a four-time public company CFO with extensive global experience across several industries including technology, manufacturing, chemicals, building products, medical equipment, software and services, and public accounting. From December 2016 through June 2021, Mr. Thompson was EVP and CFO of KEMET Corporation (NYSE: KEM), a manufacturer of a broad selection of capacitor technologies, and a variety of other passive electronic components. In June 2020, KEMET was acquired by Yageo Corporation for approximately $1.8 billion. From 2008 to 2016, Mr. Thompson was EVP and CFO of Axiall Corporation (NYSE: AXLL), a manufacturer and marketer of chlorovinyls and aromatics (acetone, cumene, phenol). Axiall was sold to Westlake Chemical Corporation in late 2016. Prior to Axiall, Mr. Thompson was CFO of medical equipment manufacturer Invacare Corporation (NYSE: IVC) from 2002 to 2008, CFO of Sensormatic Electronics Corporation from 2000 to 2002, and Corporate Controller of Sensormatic from 1997 to 2000. Previously at Wang Laboratories, Inc. Mr. Thompson served as Vice President and Corporate Controller from 1994 to 1997 and Assistant controller from 1990 to 1994. He began his career at Price Waterhouse and Coopers & Lybrand where he spent 13 years serving international clients in industries including chemicals, construction, distribution, manufacturing, metals, retail, and technology.

Mr. Thompson earned a Bachelor of Science, Accounting from Virginia Tech in 1977. He is a Certified Public Accountant, and a Member of the American Institute of Certified Public Accountants. We believe Mr. Thompson is well-qualified to serve as a director due to his knowledge and business experience.

7

Paul Warley. Mr. Warley has been President and Chief Executive Officer of Ascent Solar Technologies Inc. since May 2023 and was elected to our Board in December 2023. Prior to then, Mr. Warley served as our Chief Financial Officer from December 2022 to May 2023. Mr. Warley has significant experience in corporate turnarounds, restructuring, cross-border trade and capital advisory work. From 2015 to 2022, Mr. Warley was president of Warley & Company LLC, a strategic advisory firm providing executive management, capital advisory and M&A services to middle-market companies in the service, construction, technology, oil & gas, clean energy, food, retail and green-building sectors. While at Warley & Company, from 2018 to 2019 Mr. Warley was engaged as Chief Executive Officer and CFO of 360Imaging, a provider of products and services for implant surgery and digital dentistry. From 2011 to 2015, Mr. Warley served clients in the alternative energy industry as a managing director and additionally was Chief Compliance Officer with Deloitte Corporate Finance. From 1997 to 2011, Mr. Warley was Managing Director and Region Manager for GE Capital. From 1984 to 1997, Mr. Warley was with Bank of America and Bankers Trust as a Senior Vice President. Mr. Warley holds the Financial Industry Regulatory Authority Series 7, 24 and 63 licenses. He earned his B.S. degree in Business Administration from The Citadel (The Military College of South Carolina) and served in the U.S. Army, attaining the rank of Captain. While at Warley & Company LLC, Mr. Warley provided corporate finance consulting services to BD1 Investment Holding LLC, one of the Company’s largest stockholder. We believe Mr. Warley is well-qualified to serve as our CEO and as a Director due to his business experience.

The continuing Class A directors with terms expiring in 2026 are:

Forrest Reynolds. Mr. Reynolds has served on our Board since September 2022. He has over 30 years of business and management experience and is currently the Managing Partner of CalTex Capital, LLC, a privately held investment firm, as well as a Managing Director of The Vortex Group Family Office, LLC, a private family office. Previously, Mr. Reynolds served as the Chief Restructuring Officer for Centaur Gaming, LLC, a gaming development company located in Indianapolis, Indiana. In this capacity, Mr. Reynolds managed a $1.0 billion Chapter 11 bankruptcy reorganization for the company. Prior to that, Mr. Reynolds worked in the investment banking industry for over 14 years holding various positions with several multinational investment banks including Credit Suisse, BT Alex Brown (Deutsche Bank) and UBS. Mr. Reynolds sits on the board of several private companies and is actively involved with several charitable organizations. Mr. Reynolds graduated from The University of Texas at Austin where he received a B.B.A. in Finance and a B.A. in Economics. We believe Mr. Reynolds is well-qualified to serve as a director due to his knowledge and business experience.

Louis Berezovsky. Mr. Berezovsky has served on our Board since September 2022. He joined Eagle Infrastructure Services in July 2013 and leads the Finance and Accounting, M&A, Human Resources, Legal and IT functions. He has more than 30 years of experience in senior financial management positions across a variety of industries including 25 years of working in private equity sponsored portfolio companies. His accomplishments include the completion more than 60 acquisitions as well as multiple recapitalizations and successful sale processes. Prior to joining Eagle, Mr. Berezovsky previously served as Executive Vice President and Chief Financial Officer of ABRA Auto Body and Glass, Chief Financial Officer of ConvergeOne, and Chief Financial Officer of AIR-serv.

After receiving his B.S. in Accounting from the University of Minnesota, Carlson School of Management, he began his career at a Minneapolis based CPA firm. He is a Certified Management Accountant (CMA). He has also served as a member of the Board of Directors and as the Chairman of the Finance Committee for the Better Business Bureau of Minnesota and North Dakota since 2012. We believe Mr. Berezovsky is well-qualified to serve as a director due to his knowledge and business experience.

Vote Required and Board of Director’s Recommendation

To be elected, the director nominated via Proposal No. 1 must receive the affirmative vote of a majority of shares with voting power present in person or by proxy at the Annual Meeting. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The Board of Directors recommends voting “FOR” Proposal No. 1 to elect David Peterson as a Class C director.

Board Diversity

The following chart summarizes certain self-identified personal characteristics of our directors in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions:

Total Number of Directors: 5
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors’ Gender:	—	5	—	—
Number of Directors who identify in any of the categories below:

African American or Black	—	—	—	—
Alaskan Native	—	—	—	—
Asian	—	—	—	—
Hispanic	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

8

Under Nasdaq listing rule 5605(f), the Company is required to (i) have at least one diverse director or (ii) explain why it does not have at least one diverse director on its board. The Company does not currently have at least one diverse director on the board at this time.

The Company’s financial resources and liquidity at present are very limited. Because of these limitations, our board has determined not to expand the number of directors on our board at this time. The Company intends to expand the board to include one or more additional diverse members once the Company’s resources and liquidity position improves.

Executive Officers

The following table sets forth certain information with respect to the executive officers of Ascent, as of June 20, 2024, based upon information furnished by each officer:

Name	Age	Position
Paul Warley	62	President and Chief Executive Officer
Jin Jo	46	Chief Financial Officer
Bobby Gulati	59	Chief Operating Officer

Paul Warley. Mr. Warley's biographical information is included above under Proposal No. 1 – Election of Directors.

Jin Jo. Ms. Jo has been Chief Financial Officer of the Company since May 2023. Ms. Jo joined the Company in June 2021 as Financial Controller. Ms. Jo has over 20 years in accounting. From 2015 to 2021, Ms. Jo was the head of technical accounting of Empower Retirement, a financial services company, where her primary focus was accounting research for complex new products, investments and transactions, and new accounting standards implementation on International Financial Reporting Standards, US GAAP and insurance Statutory Accounting Principles. From 2011 to 2015, Ms. Jo was an Inspection Specialist at the Public Company Accounting Oversight Board where she assessed auditor compliance with audit professional standards. Ms. Jo started her career in big four public accounting, spending 11 years in the audit and assurance practice serving both public and private companies.

Ms. Jo is a certified public accountant in the state of Colorado and earned her B.S. degree in Business Administration from the University of Colorado, Boulder. We believe Ms. Jo is well-qualified to serve as our CFO due to her business experience.

Bobby Gulati. Mr. Gulati has been Chief Operating Officer since May 2023. He has over 30 years of executive leadership experience in engineering and manufacturing roles. Mr. Gulati joined Ascent in February 2012 as Head Equipment Engineer. In March 2014, he was promoted to Director of Equipment Engineering with emphasis on International Business Development. In 2020, Mr. Gulati was promoted to Chief Information Officer.

From 2010 to 2012 Mr. Gulati was the Director of Equipment Engineering for Twin Creeks Technologies, an amorphous silicon solar manufacturing company, and was responsible for the operations of the 5MW solar cell manufacturing facility in Senatobia, Mississippi. From 2001 to 2010, Mr. Gulati was the co-founder and President of TriStar Systems, a manufacturer of automated manufacturing and assembly equipment for the solar, aerospace and disk drive industries. From 1992 to 2000, Mr. Gulati was the co-founder and Chief Operating Officer of the publicly traded company NexStar Automation, whose focus was designing and building automated production equipment for the semiconductor and medical disposable industries. Mr. Gulati earned his B.S. degree in Electrical Engineering with a minor in Computer Science and Robotics from the University of Colorado, Denver.

9

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF HAYNIE & COMPANY

Overview

The Audit Committee has engaged the registered public accounting firm of Haynie & Company as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024. Ascent’s stockholders are being asked to ratify this appointment. Haynie & Company has served as Ascent’s independent registered public accounting firm since 2017.

The Audit Committee is solely responsible for selecting Ascent’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint Haynie & Company as our independent registered public accounting firm. However, the Board believes that submitting the appointment of Haynie & Company to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Haynie & Company. If the selection of Haynie & Company is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Ascent and its stockholders.

Representatives of Haynie & Company are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

Fees for audit and related services by our accounting firm, Haynie & Company, for the years ended December 31, 2023 and 2022 were as follows:

	2023	2022
Audit fees	$160,500	$155,500
Audit related fees	25,000	40,500
Total audit and audit related fees	185,500	196,000
Tax fees	—	—
All other fees	—	—
Total Fees	$185,500	$196,000

Audit fees for Haynie & Company for fiscal year 2023 and 2022 represent aggregate fees during the audit of the financial statements and interim reviews of the quarterly financial statements. Audit related fees include consents and comfort letters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by our independent accountants have been pre-approved by our Audit Committee to assure that such services do not impair the auditors’ independence from us.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares with voting power present in person or by proxy will be required to ratify the appointment of Haynie & Company as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024.

The Board recommends that stockholders vote “FOR” Proposal No. 2 to ratify the appointment of Haynie & Company as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024.

10

PROPOSAL 3– APPROVAL OF AMENDMENT TO ASCENT’S 2023 EQUITY INCENTIVE PLAN

Overview

Our stockholders are asked to approve an amendment to the Company’s 2023 Equity Incentive Plan  (the “2023 Incentive Plan”) to increase the number of shares of common stock subject to the 2023 Incentive Plan from 525,000 to 15,525,000. The 2023 Incentive Plan was originally adopted by our Board on October 6, 2023 and approved by the Company’s stockholders on December 5, 2023 at the 2023 annual stockholders’ meeting.

As of the record date, there were no outstanding options to purchase shares of common stock, outstanding and unvested restricted stock units of 283,329 shares, and 101,000 shares remaining available for grants of future awards under the 2023 Incentive Plan.

On May 23, 2024, the Board approved an amendment to the 2023 Incentive Plan, subject to stockholder approval, to increase the number of shares reserved for issuance by 15,00,000, thereby increasing the total number of shares issuable under the 2023 Incentive Plan from 525,000 to 15,525,000. Subject to stockholder approval, the Company plans to register the additional 15,000,000 shares reserved under the 2023 Incentive Plan on a Registration Statement on Form S-8.

The following description of the 2023 Incentive Plan is a summary of its key provisions and is qualified by reference to the complete text of our 2023 Incentive Plan. A copy of the 2023 Incentive Plan is attached to this proxy statement as Annex A.

If the stockholders approve the 2023 Incentive Plan, it will become effective on the day of the Annual Meeting.

General Description of the 2023 Incentive Plan

The material terms of the 2023 Incentive Plan are summarized below. The following summary is qualified in its entirety by reference to the complete text of the 2023 Incentive Plan, a copy of which has been filed as Annex A to this proxy statement.

Administration of the plan

Our Board has appointed the Compensation Committee of our Board of Directors as the committee under the 2023 Incentive Plan with the authority to administer the 2023 Incentive Plan. We refer to our Board or Compensation Committee, as applicable, as the “Administrator.” The Administrator is authorized to grant awards to eligible employees, consultants and non-employee directors.

Number of authorized shares and award limits

The aggregate number of our shares of common stock that may be issued or used for reference purposes under the 2023 Incentive Plan is currently 525,000 shares (subject to adjustment as described below). Under the proposed amendment, this aggregate number of shares will be increased to 15,525,000.

Our shares of common stock that are subject to awards will be counted against the overall limit as one share for every share granted or covered by an award. If any award is cancelled, expires, terminates, or remains unexercised for any reason, the shares covered by such award will again be available for the grant of awards under the 2023 Incentive Plan, except that any shares that are not issued as the result of a net exercise or settlement or that are used to pay any exercise price or tax withholding obligation will not be available for the grant of awards. Shares of common stock that we repurchase on the open market with the proceeds of an option exercise price also will not be available for the grant of awards. Awards that may be settled solely in cash will not be deemed to use any shares.

The aggregate number of our shares of common stock that may be issued or used for reference purposes under the 2023 Incentive Plan will automatically increase on January 1st of each year starting on January 1, 2025, and ending on (and including) January 1, 2033, in an amount equal to 5% of the total number of shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence.

The maximum number of our shares of common stock that may be subject to any award of stock options, any restricted stock or other stock-based award denominated in shares that may be granted under the 2023 Incentive Plan during any fiscal year to each employee or consultant is currently 250,000 shares per type of award; provided that the maximum number of our shares of common stock for all types of awards during any fiscal year is currently 250,000 shares per each employee, consultant or director. The maximum number of our shares of common stock that may be granted pursuant to awards under the 2023 Incentive Plan during any fiscal year to any non-employee director is currently 250,000 shares. In addition, the maximum grant date value of any other stock-based awards denominated in cash and the maximum payment under any performance-based cash award granted under the 2023 Incentive Plan payable with respect to any fiscal year to an employee or consultant is $750,000.

Under the proposed amendment, the above-referenced 250,000 annual share limits will be increased to 3,500,000 shares per fiscal year.

The foregoing individual participant limits are cumulative; that is, to the extent that shares of common stock that may be granted to an individual in a fiscal year are not granted, the number of shares of common stock that may be granted to such individual is increased in the subsequent fiscal years during the term of the 2023 Incentive Plan until used. In addition, the foregoing limits (other than the limit on the maximum number of our shares of common stock for all types of awards during any fiscal year) will not apply (i) to options, restricted stock or other stock-based awards that constitute “restricted property” under Section 83 of the Code to the extent granted during the reliance period (as described below), or (ii) to performance-based cash awards or other types of other stock-based awards to the extent paid or otherwise settled during the reliance period.

11

The Administrator will, in accordance with the terms of the 2023 Incentive Plan, make appropriate adjustments to the above aggregate and individual limits (other than cash limitations), to the number and/or kind of shares or other property (including cash) underlying awards and to the purchase price of shares underlying awards, in each case, to reflect any change in our capital structure or business by reason of any stock split, reverse stock split (including the proposed Reverse Stock Split described herein as Proposal No. 4), stock dividend, combination or reclassification of shares, any recapitalization, merger, consolidation, spin off, split off, reorganization or any partial or complete liquidation, any sale or transfer of all or part of our assets or business, or any other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718. In addition, the Administrator may take similar action with respect to other extraordinary events.

Eligibility and participation

All of our current and prospective employees and consultants, as well as our non-employee directors, are eligible to be granted non-qualified stock options, restricted stock, performance-based cash awards and other stock-based awards under the 2023 Incentive Plan. Only our and our subsidiaries’ employees are eligible to be granted incentive stock options (“ISOs”) under the 2023 Incentive Plan. Eligibility for awards under the 2023 Incentive Plan is determined by the Administrator in its discretion. In addition, each member of our Board who is not an employee of the company or any of our affiliates is expected to be eligible to receive awards under the 2023 Incentive Plan.

Types of awards

Stock options. The 2023 Incentive Plan authorizes the Administrator to grant ISOs to eligible employees and non-qualified stock options to purchase shares to employees, consultants, prospective employees, prospective consultants and non-employee directors. The Administrator will determine the number of shares of common stock subject to each option, the term of each option, the exercise price (which may not be less than the fair market value of the shares of common stock at the time of grant, or 110% of fair market value in the case of ISOs granted to 10% stockholders), the vesting schedule and the other terms and conditions of each option. Options will be exercisable at such times and subject to such terms as are determined by the Administrator at the time of grant. The maximum term of options under the 2023 Incentive Plan is ten years (or five years in the case of ISOs granted to 10% stockholders). Upon the exercise of an option, the participant must make payment of the full exercise price, either in cash or by check, bank draft or money order; solely to the extent permitted by law and authorized by the Administrator, through the delivery of irrevocable instructions to a broker, reasonably acceptable to us, to promptly deliver to us an amount equal to the aggregate exercise price; or on such other terms and conditions as may be acceptable to the Administrator (including, without limitation, the relinquishment of options or by payment in full or in part in the form of shares of common stock).

Restricted stock. The 2023 Incentive Plan authorizes the Administrator to grant restricted stock. Recipients of restricted stock enter into an agreement with us subjecting the restricted stock to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse. The restrictions on restricted stock may lapse and the awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m), as discussed below), as determined by the Administrator at the time of grant. Except as otherwise determined by the Administrator, a holder of restricted stock has all of the attendant rights of a stockholder including the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying restricted stock, the right to vote shares and, subject to and conditioned upon the vesting and restrictions lapsing for the underlying shares, the right to tender such shares. However, the Administrator may in its discretion provide at the time of grant that the right to receive dividends on restricted stock will not be subject to the vesting or lapsing of the restrictions on the restricted stock.

Other stock-based awards. The 2023 Incentive Plan authorizes the Administrator to grant awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, shares of common stock, including, but not limited to, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions; shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or an affiliate; stock appreciation rights; stock equivalent units; restricted stock units; performance awards entitling participants to receive a number of shares of common stock (or cash in an equivalent value) or a fixed dollar amount, payable in cash, stock or a combination of both, with respect to a designated performance period; or awards valued by reference to book value of our shares of common stock. In general, other stock-based awards that are denominated in shares of common stock will include the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying award, but the Administrator may in its discretion provide at the time of grant that the right to receive dividends on a stock-denominated award will not be subject to the vesting or lapsing of the restrictions on the performance award.

Performance-based cash awards. The 2023 Incentive Plan authorizes the Administrator to grant cash awards that are payable or otherwise based on the attainment of pre-established performance goals during a performance period. As noted above, following the Reliance Period, performance-based cash awards granted under the 2023 Incentive Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will vest based on attainment of specified performance goals established by the Administrator. These performance goals will be based on the attainment of a certain target level of, or a specified increase in (or decrease where noted), criteria selected by the Administrator.

12

Such performance goals may be based upon the attainment of specified levels of company, affiliate, subsidiary, division, other operational unit, business segment or administrative department performance relative to the performance of other companies. The Administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria, to the extent permitted by Section 162(m). Unless the Administrator determines otherwise, to the extent permitted by Section 162(m), the Administrator will disregard and exclude the impact of special, unusual or non-recurring items, events, occurrences or circumstances; discontinued operations or the disposal of a business; the operations of any business that we acquire during the fiscal year or other applicable performance period; or a change in accounting standards required by generally accepted accounting principles or changes in applicable law or regulations.

Effect of certain transactions; Change in control

In the event of a change in control, as defined in the 2023 Incentive Plan, except as otherwise provided by the Administrator, unvested awards will not vest. Instead, the Administrator may, in its sole discretion provide that outstanding awards will be: assumed and continued; purchased based on the price per share paid in the change in control transaction (less, in the case of options and stock appreciation rights (“SARs”), the exercise price), as adjusted by the Administrator for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price; and/or in the case of stock options or other stock-based appreciation awards where the change in control price is less than the applicable exercise price, cancelled. However, the Administrator may in its sole discretion provide for the acceleration of vesting and lapse of restrictions of an award at any time including in connection with a change in control.

Non-transferability of awards

Except as the Administrator may permit, at the time of grant or thereafter, awards granted under the 2023 Incentive Plan are generally not transferable by a participant other than by will or the laws of descent and distribution. Shares of common stock acquired by a permissible transferee will continue to be subject to the terms of the 2023 Incentive Plan and the applicable award agreement.

Term

Awards under the 2023 Incentive Plan may not be made after January 1, 2034, but awards granted prior to such date may extend beyond that date. We may seek stockholder reapproval of the performance goals in the 2023 Incentive Plan. If such stockholder approval is obtained, on or after the first stockholders’ meeting in the fifth year following the year of the last stockholder approval of the performance goals in the 2023 Incentive Plan, awards under the 2023 Incentive Plan may be based on such performance goals in order to qualify for the “performance-based compensation” exception under Section 162(m).

Amendment and termination

Subject to the rules referred to in the balance of this paragraph, our Board or the Administrator (to the extent permitted by law) may at any time amend, in whole or in part, any or all of the provisions of the 2023 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment, suspension or termination may reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of stockholders, no amendment may be made that would: increase the aggregate number of shares of common stock that may be issued under the 2023 Incentive Plan; increase the maximum individual participant share limitations for a fiscal year or year of a performance period; change the classification of individuals eligible to receive awards under the 2023 Incentive Plan; extend the maximum term of any option; reduce the exercise price of any option or SAR or cancel any outstanding “in-the-money” option or SAR in exchange for cash; substitute any option or SAR in exchange for an option or SAR (or similar other award) with a lower exercise price; alter the performance goals; or require stockholder approval in order for the 2023 Incentive Plan to continue to comply with Section 162(m) or Section 422 of the Code.

Federal income tax implications of the 2023 Incentive Plan

The federal income tax consequences arising with respect to awards granted under the 2023 Incentive Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares acquired upon exercise of the ISO are held longer than the later of one year from the date of exercise and two years from the date of grant; (iii) for awards granted after the reliance period, we may not be entitled to a tax deduction for compensation attributable to awards granted to one of our Named Executive Officers (other than our Chief Financial Officer), if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20% above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Incentive Plans, and is not intended as tax guidance to participants in the Incentive Plans, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New 2023 Incentive Plan Benefits

The number of awards that will be received by or allocated to the Company’s executive officers, directors, employees, and consultants under the 2023 Incentive Plan if the amendment is approved by stockholders is undeterminable because the awards under the 2023 Incentive Plan are discretionary.

13

Vote Required and Board’s Recommendation

The affirmative vote of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the 2023 Incentive Plan. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm on this proposal. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of the vote on Proposal No. 3.

The board of directors recommends voting “FOR” Proposal No. 3 to approve the 2023 Ascent Solar Technologies, Inc. Equity Incentive Plan.

14

PROPOSAL 4 – APPROVAL OF REVERSE STOCK SPLIT

Description of the Reverse Stock Split

Our Board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”). If approved by the stockholders as proposed, the Board would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of one-for-eight (1-for-8) to a maximum of a one-for-one hundred (1-for-100) split. The Board has the discretion to abandon the amendment and not implement the Reverse Stock Split.

If approved by our stockholders, this proposal would permit (but not require) the Board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-eight (1-for-8) to a maximum of a one-for-one hundred (1-for-100) split, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

The form of the proposed amendment to our Certificate of Incorporation is attached hereto as Annex B.

As a result of the Reverse Stock Split, a certain number of outstanding shares of Common Stock, as determined by the applicable ratio, would be combined into one share of Common Stock, which is expected to result in a corresponding increase in the per share market price of our Common Stock.

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

The Board has the sole discretion to implement the Reverse Stock Split within a range of between 1-for-8 and 1-for-100. The Board believes that approval of a range of ratios (as opposed to approval of a specified ratio) provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders.

The actual timing for implementation of the Reverse Stock Split, if approved by the stockholders, will be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but in no event would be later than the one year anniversary of the date of the stockholders’ approval. Notwithstanding the approval of the Reverse Stock Split by the stockholders, the Board will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the Reverse Stock Split. Following stockholder approval, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the ability to maintain the current listing of the Company’s Common Stock on Nasdaq without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split, and the expected stability of the per share price of the Common Stock following the Reverse Stock Split.

The Reverse Stock Split will become effective, if at all, on the date of filing of the Amendment to our Certificate of Incorporation effecting the Reverse Stock Split with the Secretary of State of the State of Delaware. After the Reverse Stock Split becomes effective, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities.

No fractional shares will be issued in the Reverse Stock Split. If the Reverse Stock Split is effected, each fractional share of Common Stock will be rounded up to the nearest whole share of Common Stock. Accordingly, our stockholders who otherwise would be entitled to receive a fractional share of Common Stock in the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will instead automatically be entitled to receive one whole additional share of our Common Stock.

Reasons for the Reverse Stock Split

The Company’s primary reason for approving and recommending the Reverse Stock Split is to make our Common Stock more attractive to certain institutional investors, which would provide for a stronger investor base, and to increase the per share price and bid price of our Common Stock to regain compliance with the continued listing requirements of Nasdaq.

On December 11, 2023, the Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided 180 days to regain compliance with the Minimum Bid Price Requirement.

15

Separately, on March 5, 2024, the Company received notice from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing the “Equity Requirement”). As a result, the Nasdaq staff determined to delist the Company’s Common Stock from Nasdaq, unless the Company timely requests an appeal of the staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company requested a hearing before the Panel. Such hearing was held on May 9, 2024.

On June 5, 2024, the Company received the decision of the Panel. The Panel granted the Company’s request for continued listing on Nasdaq subject to the following conditions: (i) the Company files a quarterly report on Form 10-Q on or before August 19, 2024 demonstrating compliance with the Equity Requirement, and (ii) the Company demonstrates compliance with the Minimum Bid Price Requirement on or before August 22, 2024.

We believe that our ability to effect the Reverse Stock Split will assist us in being able to comply with the Minimum Bid Price Requirement by the August 22, 2024 deadline contained in the Panel’s decision.

Reducing the number of outstanding shares of Common Stock should, absent other factors, generally increase the per share market price of the Common Stock. Although the intent of the Reverse Stock Split is to increase the price of the Common Stock, there can be no assurance, however, that even if the Reverse Stock Split is implemented, that the Company’s bid price of the Company’s Common Stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq Minimum Bid Price Requirement.

In addition, the Company believes the Reverse Stock Split will make its Common Stock more attractive to a broader range of investors, as it believes that the current market price of the Common Stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise.

Determination of Reverse Stock Split Ratio

The ratio of the Reverse Stock Split Ratio, if approved and implemented, will be a ratio between 1-for-8 and 1-for-100, as determined by the Board in its sole discretion. Our Board believes that stockholder approval of a range of potential ratios for the Reverse Stock Split, rather than a single ratio for the Reverse Stock Split, is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is difficult to predict market conditions at the time the Reverse Stock Split would be implemented.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

•	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

•	our ability to meet the listing requirements of listing our Common Stock on Nasdaq without effecting the Reverse Stock Split;

•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our expected market capitalization before and after the Reverse Stock Split.

16

Our Board will not carry out the Reverse Stock Split if it determines that the Reverse Stock Split would not be in the best interests of our stockholders at that time. If our Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Potential Effects of Reverse Stock Split

The Reverse Stock Split will not affect any stockholder's percentage ownership interest in our Company, except to the extent that the Reverse Stock Split would result in any stockholder receiving an additional share of Common Stock as a result of rounding up a fractional Common Stock in the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder's proportionate voting power (other than as a result of the treatment of fractional shares in the Reverse Stock Split).

The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable, and, immediately following the Reverse Stock Split, our Common Stock will continue to be quoted on Nasdaq under the symbol “ASTI.”

Under our Certificate of Incorporation, the Company currently is authorized to issue 500,000,000 shares of common stock. The Company currently has approximately [91] million common shares outstanding. The Reverse Stock Split will have no effect on the number of common shares that we are authorized to issue under our charter. By reducing the number of common shares outstanding without reducing the number of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The amount of this increase will vary depending on which final Reverse Stock Split ratio is selected by the Board immediately prior the implementation of the Reverse Stock Split.

The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. In the future, the Board may consider whether a decrease in the number of authorized shares is in the best interests of the Company and its stockholders.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 promulgated under the Exchange Act.

Effect of the Reverse Stock Split on Derivative Securities

Based upon the Reverse Stock Split ratio, proportionate adjustments are required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in an adjusted per share price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares deliverable upon settlement or vesting of restricted and deferred stock awards and units will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Similarly, the number of shares reserved and available for grant under our equity incentive plans will also be reduced in proportion to the Reverse Stock Split ratio. In addition, for awards granted under our equity incentive plans, the Reverse Stock Split will cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the Reverse Stock Split ratio and a proportionate increase in the exercise or purchase price, if any, applicable to such awards.

Risks Associated with the Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split is to increase the per share market price of our Common Stock in order to continue to satisfy the requirements for listing our Common Stock on Nasdaq. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions and prospects for future success.

17

Our Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

In addition, the Reverse Stock Split may result in some stockholders of the Company owning odd lots (less than 100 shares of Common Stock). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split

Even if the stockholders approve the filing of an amendment to our Certificate of Incorporation to effect the Reverse Stock Split, the Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that effecting the Reverse Stock Split is in the best interests of the Company and its stockholders. This determination by the Board will be based upon a variety of factors, including those discussed under “The Reverse Stock Split—Purpose of the Reverse Stock Split” herein. We expect that the primary focus of the Board in determining whether or not to effect the Reverse Stock Split will be whether the Board believes that we can maintain the listing of our Common Stock on Nasdaq without effecting the Reverse Stock Split.

Beneficial Holders of Common Stock

Upon completion of the Reverse Stock Split, we will treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, the stockholder is encouraged to contact his, her or its bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, he or she will automatically receive the “post-split” number of shares after the Reverse Stock Split becomes effective.

Holders of Certificated Shares of Common Stock

Any “pre-split” certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new “post-split” certificates. Until surrendered, we will deem outstanding “pre-split” shares held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled. No new “post-split” certificates will be issued to a stockholder until such stockholder has surrendered all “pre-split” certificates to the Company’s transfer agent, Computershare Investor Services. No stockholder will be required to pay a transfer or other fee to exchange his, her or its “pre-split” certificates. Stockholders will then receive a new certificate(s) representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Stock Split.

If a “pre-split” certificate has a restrictive legend, the new certificate will be issued with the same restrictive legends that are on the “pre-split” certificate(s).

Any stockholder whose “pre-split” certificate(s) have been lost, stolen or destroyed will only be issued “post-split” certificates after complying with the requirements that the Company and Computershare Investor Services customarily apply in connection with lost, stolen or destroyed certificates.

18

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of Common Stock will be rounded up to the nearest whole share of Common Stock. Accordingly, a stockholder who would be issued a fractional share of Common Stock will instead be entitled to receive an additional share of Common Stock.

Accounting Matters

The Reverse Stock Split will not affect the per share par value of our Common Stock, which will remain at $0.0001. As a result of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ deficit, in the aggregate, will remain unchanged. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding. Basic earnings per share data will be adjusted for the changes for all periods presented, with disclosure of such action in the year of change.

The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to shareholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock. The aggregate tax basis of the post-Reverse Stock Split shares of Common Stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split shares of Common Stock exchanged in the Reverse Stock Split. A shareholder’s holding period in the post-Reverse Stock Split shares of Common Stock should include the period during which the stockholder held the pre-Reverse Stock Split shares of Common Stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will instead be entitled to receive an additional share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional share of Common Stock are not clear.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

19

Dissenters’ Rights

The DGCL does not provide dissenters’ rights to our stockholders in connection with the Reverse Stock Split.

Vote Required; Special Voting Series Z Preferred Stock

The voting standard for approving the Reverse Stock Split is the affirmative vote of a majority of the voting power of the Company’s outstanding shares. That approval standard is higher than the standard used for many other matters that stockholders vote on (typically, a majority of the shares present at a meeting in person or represented by proxy). Under the higher standard applicable to the Reverse Stock Split, if stockholders abstain or do not vote their shares, those abstentions and non-votes would have the same practical effect as a vote against Proposal 4.

In order to attempt to ensure that enough votes are voted at the Annual Meeting to decide the Reverse Stock Split proposal, on June 20, 2024, we issued one share of our Series Z preferred stock to our CEO Paul Warley. The terms of the Series Z preferred stock are set forth in a Certificate of Designation of Series Z Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware, and effective on June 20, 2024. The Series Z preferred stock does not have any voting rights except with respect to a reverse stock split proposal, including the Reverse Stock Split proposal presented at the Annual Meeting, or otherwise as required by law. With respect to the Reverse Stock Split proposal, the outstanding share of Series Z preferred stock is entitled to 180,000,000 votes on such proposal.

The votes by the holder of Series Z preferred stock, however, will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of Common Stock who vote on this proposal (but excluding any shares of common stock that are not voted).

For example, if 30,000,000 shares of common stock are voted FOR Proposal 4 and 20,000,000 shares of common stock are voted AGAINST Proposal 4, then (i) 60% (108,000,000 votes) of the votes cast by the holder of the Series Z preferred stock will be cast as votes FOR Proposal 4 and (ii) 40% (72,000,000 votes) of the votes cast by the holder of the Series Z preferred stock will be cast as votes AGAINST Proposal 4.

Holders of common stock and the holder of the one outstanding share of Series Z preferred stock will vote together on Proposal 4 as a single class.

The Board determined that it was in the best interests of the Company to provide for the special voting feature of the Series Z preferred stock in order to assure that sufficient votes would be cast on the Reverse Stock Split proposal to decide the matter. Due to the required proportional voting structure of the Series Z preferred stock that mirrors the actual voting by holders of the common stock, the supermajority voting will serve to reflect the voting preference of the holders of common stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of common stock.

The one outstanding share of Series Z preferred stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board in its sole discretion, or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing the Reverse Stock Split.

Required Vote of Stockholders

The affirmative vote of a majority of the voting power of the outstanding shares of common stock and outstanding Series Z preferred stock of the Company entitled to vote, voting together as a single class, on this item at the Annual Meeting is required for approval of this Proposal 4. Proxies solicited by our Board of Directors will be voted for approval of this Proposal 4 unless otherwise specified.

Board Recommendation

The Board recommends that stockholders vote “FOR” Proposal No. 4 to approve the Reverse Stock Split.

20

PROPOSAL 5 – NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Overview

Section 14A of the Securities Exchange Act requires public companies to conduct a separate stockholder advisory vote on executive compensation as disclosed in the Executive Compensation section of the annual proxy statement. While this advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

We urge stockholders to carefully read the Executive Compensation section of this proxy statement, which describes the executive compensation paid to our executive officers. Our Board and our Compensation Committee believe that the compensation paid to our executive officers is effective in achieving our compensation objectives.

In accordance with Section 14A of the Securities Exchange Act, we are asking stockholders to approve the following advisory resolution at the 2023 Annual Meeting:

“RESOLVED, that the stockholders of Ascent Solar Technologies, Inc. approve, on an advisory basis, the compensation of the Company's executive officers as disclosed in the Executive Compensation section of the Proxy Statement for the Company's 2024 Annual Meeting.”

Vote Required and Board Recommendation

The affirmative vote of a majority of shares with voting power present in person or by proxy will be required to approve the resolution.

The Board recommends that stockholders vote “FOR” Proposal No. 5 to approve, on an advisory basis, the compensation of the Company’s executive officers.

21

CORPORATE GOVERNANCE

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board, but shall consist of at least two and no more than nine members. Our Board currently consists of five members. The Board has determined that the following directors are “independent” as required by the corporate governance rules contained in the Nasdaq Stock Market Rulebook (the “Nasdaq Rules”) and by our corporate governance guidelines: Mr. Reynolds, Mr. Berezovsky, Mr. Thompson, and Mr. Peterson.

Our Certificate of Incorporation provides that the Board of Directors will be divided into three classes. Forrest Reynolds and Louis Berezovsky serve as Class A directors with terms expiring in 2026, Gregory Thompson and Paul Warley serve as Class B directors with terms expiring in 2025, and David Peterson serves as a Class C director with a term expiring in 2024. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Mr. Peterson for election as a Class C director to serve a term that would expire in 2027.

Board Leadership Structure and Role in Risk Oversight

Our current Chief Executive Officer, Paul Warley, is a member of our Board. Our Board does not have a formal policy regarding separation of the Chairman and Chief Executive Officer roles, and the Board may in the future decide to implement such a policy if it deems it in the best interests of us and our stockholders.

Our corporate governance guidelines provide that unless the board chair is an independent director, the board shall appoint a Lead Independent Director. The Lead Independent Director chairs the executive sessions of the independent directors, coordinates the activities of the other independent directors and performs such other duties as deemed necessary by the board from time to time.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks we face. In addition, the Audit Committee regularly monitors our enterprise risk, including financial risks, through reports from management. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of our management and affairs through the Board’s standing committees and, when necessary, executive sessions of the independent directors.

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates pursuant to a charter. The charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee can be found on the “Investor” page of our website, www.ascentsolar.com.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

•	selecting, hiring and terminating our independent auditors;
•	evaluating the qualifications, independence and performance of our independent auditors;
•	approving the audit and non-audit services to be performed by our independent auditors;
•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;
•	reviewing and monitoring the enterprise risk management process;
•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing, with management and our independent auditors, any earnings announcements and other public announcements regarding our results of operations; and
•	preparing the report that the SEC requires in our annual proxy statement.

22

Our Audit Committee is comprised of Mr. Reynolds, Mr. Berezovsky, and Mr. Thompson. Mr. Berezovsky serves as Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are independent under the Nasdaq Rules and the Company’s Audit Committee charter. Further, Mr. Berezovsky qualifies as an “audit committee financial expert,” as defined by the rules of the SEC, and has past employment experience in finance and accounting and the requisite professional certificate as required by the Nasdaq Rules.

Compensation Committee. Our Compensation Committee assists our Board in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers;
•	reviewing the performance objectives and actual performance of our officers; and
•	administering our stock option and other equity compensation plans.

The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship and how all elements, in the aggregate, comprise the executives’ total compensation package. The CEO makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Compensation Committee may determine director compensation by reviewing peer group data. Although the Compensation Committee has the authority to retain outside third parties, it does not currently utilize any outside consultants. The Compensation Committee may delegate certain of its responsibilities, as it deems appropriate, to other committees or officers.

Our Compensation Committee is comprised of Mr. Reynolds, Mr. Berezovsky, and Mr. Thompson. Mr. Reynolds serves as Chairman of the Compensation Committee. Our Board has determined that all members of the Compensation Committee are independent under the Nasdaq Rules and the Company’s Compensation Committee charter.

Nominating and Governance Committee.   Our Nominating and Governance Committee assists our Board by identifying and recommending individuals qualified to become members of our Board, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•	evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;
•	establishing a policy for considering stockholder nominees for election to our Board; and
•	evaluating and recommending candidates for election to our Board.

Our Nominating and Governance Committee is comprised of Mr. Reynolds, Mr. Berezovsky, and Mr. Thompson. Mr. Thompson serves as Chairman of our Nominating and Governance Committee. Our Board has determined that all members of the Nominating and Governance Committee are independent under the Nasdaq Rules and the Company’s respective charter.

When considering potential director candidates for nomination or election, the following characteristics are considered in accordance with our Nominating and Governance Committee Charter:

•	high standard of personal and professional ethics, integrity and values;
•	training, experience and ability at making and overseeing policy in business, government and/or education sectors;
•	willingness and ability to keep an open mind when considering matters affecting interests of us and our constituents;
•	willingness and ability to devote the time and effort required to effectively fulfill the duties and responsibilities related to the Board and its committees;
•	willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of our business affairs;
•	willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to us and our constituents; and
•	willingness to act in the best interests of us and our constituents, and objectively assess Board, committee and management performances.

23

In addition, in order to maintain an effective mix of skills and backgrounds among the members of our Board, the following characteristics also may be considered when filling vacancies or identifying candidates:

•	diversity (e.g., age, geography, professional, other);
•	professional experience;
•	industry knowledge (e.g., relevant industry or trade association participation);
•	skills and expertise (e.g., accounting or financial);
•	public company board and committee experience;
•	non-business-related activities and experience (e.g., academic, civic, public interest);
•	continuity (including succession planning);
•	size of the Board;
•	number and type of committees, and committee sizes; and
•	legal and other applicable requirements and recommendations, and other corporate governance-related guidance regarding Board and committee composition.

The Nominating and Governance Committee will consider candidates recommended by stockholders who follow the nomination procedures in our Bylaws. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, as noted above, the Board and the Nominating and Governance Committee believe that it is essential that Board members represent diverse viewpoints.

Number of Meetings

The Board held a total of 29 meetings in 2023. Our Audit Committee held 4 meetings, our Compensation Committee held 1 meeting, and our Nominating and Governance Committee held 1 meeting in 2023. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the Board committees on which he served.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings absent extenuating circumstances. We held our 2023 annual meeting on December 14, 2023.

Stockholder Nominations

In accordance with our Bylaws, a stockholder wishing to nominate a director for election at an annual or special meeting of stockholders must timely submit a written proposal of nomination to us at our executive offices. To be timely, a written proposal of nomination for an annual meeting of stockholders must be received at least 90 calendar days but no more than 120 calendar days before the first anniversary of the date on which we held our annual meeting of stockholders in the immediately preceding year; provided , however , that in the event that the date of the annual meeting is advanced or delayed more than 30 calendar days from the anniversary of the annual meeting of stockholders in the immediately preceding year, the written proposal must be received: (i) at least 90 calendar days but no more than 120 calendar days prior to the date of the annual meeting; or (ii) no more than 10 days after the date we first publicly announce the date of the annual meeting. A written proposal of nomination for a special meeting of stockholders must be received no earlier than 120 calendar days prior to the date of the special meeting nor any later than the later of: (i) 90 calendar days prior to the date of the special meeting; and (ii) 10 days after the date we first publicly announce the date of the special meeting.

Each written proposal for a nominee must contain: (i) the name, age, business address and telephone number, and residence address and telephone number of the nominee; (ii) the current principal occupation or employment of each nominee, and the principal occupation or employment of each nominee for the prior ten (10) years; (iii) a complete list of companies, whether publicly traded or privately held, on which the nominee serves (or, during any of the prior ten (10) years, has served) as a member of the board of directors; (iv) the number of shares of our common stock that are owned of record and beneficially by each nominee; (v) a statement whether the nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which the nominee would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board; (vi) a completed and signed questionnaire, representation and agreement relating to voting agreements or commitments to which the nominee is a party; (vii) other information concerning the nominee that would be required in a proxy statement soliciting the nominee’s election; and (viii) information about, and representations from, the stockholder making the nomination.

A stockholder interested in submitting a nominee for election to the Board of Directors should refer to our Bylaws for additional requirements. Upon receipt of a written proposal of nomination meeting these requirements, the Nominating and Governance Committee of the Board will evaluate the nominee in accordance with its charter and the characteristics listed above.

Compensation Committee Interlocks and Insider Participation

None of the current members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

24

Director Compensation

In 2023, each of our non-executive directors, consisting of Mr. Berezovsky, Mr. Thompson, Mr. Peterson and Mr. Reynolds, receive an annual retainer of $55,000 in cash. The retainer increased to $75,000 in May 2024. Additionally, in 2023, Mr. Berezovsky, Mr. Michael French (who resigned from the Board of Directors on March 18, 2023) and Mr. Reynolds were granted in 2022 and paid in 2023 a one-time cash fee of $20,000, $20,000 and $25,000, respectively. Mr. Berezovsky, Mr. Thompson, Mr. Peterson and Mr. Reynolds received an equity grant of 25,000, 25,000, 30,000, and 25,000 restricted stock units (“RSUs”), respectively, in January, 2024. A third of these RSUs vested on March 31, 2024, a third will vest on January 1, 2025 and the remaining third will vest on January 1, 2026.  We do not provide any perquisites to directors but will reimburse all directors for expenses incurred in physically attending meetings or performing their duties as directors.

The following Director Compensation Table summarizes the compensation of each of our non-employee directors for services rendered to us during the year ended December 31, 2023:

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(1)	Total ($)
Forrest Reynolds	54,700	—	—	—	54,700
Louis Berezovsky	54,700	—	—	—	54,700
Gregory Thompson (2)	40,200	—	—	—	40,200
David Peterson (3)	26,400	—	—	—	26,400
Michael French (4)	12,700	—	—	—	12,700
Paul Warley (5)	—	—	—	—	—
(1)	None.
(2)	In April, 2023, Gregory Thompson was appointed to the Company’s board of directors.
(3)	In August, 2023, the Company’s board of directors concluded that David Peterson is an independent member in accordance with the Nasdaq listing rules and the Company commenced paying him an annual retainer of $55,000, including a catch up retainer payment for services performed in July.
(4)	In March, 2023, Michael French resigned from the Company’s board of directors. His resignation was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.
(5)	Paul Warley was elected to the Company’s board of directors in December, 2023. As a non-independent director, he will not receive compensation for his board service.

In addition to the fees listed above, we reimburse the directors for travel expenses submitted to us related to their attendance at meetings of the Board or its committees. The directors did not receive any other compensation or personal benefits.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and other senior finance and accounting staff. The code is designed to, among other things, deter wrongdoing and to promote the honest and ethical conduct of our officers and employees. The text of our code of ethics can be found on our Internet website at www.ascentsolar.com. If we effect an amendment to, or waiver from, a provision of our code of ethics, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on that Internet website or via a current report on Form 8-K.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers and directors.

Rule 10b5-1 Sales Plans

Our policy governing transactions in our securities by directors, officers, and employees permits our officers, directors, and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company. During 2023, none of our directors or executive officers had a Rule 10b5-1 in effect.

Communication with the Board of Directors

Stockholders may communicate with the Board by sending correspondence to our Chairman, c/o the Corporate Secretary, at our corporate address on the cover of this Schedule 14A. It is our practice to forward all such correspondence to our Chairman, who is responsible for determining whether to relay the correspondence to the other members of the Board.

25

EXECUTIVE COMPENSATION

Compensation of Executive Officers in 2023

This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as a principal executive officer during our fiscal year 2023, and our next two most highly compensated officers in respect of their service to our Company for fiscal year 2023. We refer to these individuals as our named executive officers. Our named executive officers, or the Named Executive Officers, for the year ended December 31, 2023 are:

•	Paul Warley, our CEO at December 31, 2023
•	Jeffrey Max, our former CEO;
•	Jin Jo, our CFO at December 31, 2023; and
•	Bobby Gulati, our COO at December 31, 2023

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of our Named Executive Officers for services rendered in all capacities to us during the years ended December 31, 2023 and 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Comp ($)		Total ($)
Paul Warley - Chief Executive Officer (1)	2023	384,600	100,000	—	—	—		484,600
	2022	17,300	—	2,086,000	—	—		2,103,300

Jeffrey Max - Former Chief Executive Officer (2)	2023	317,500	—	—	—	1,600	(3)	319,100
	2022	227,400	—	18,980,800	—	21,500	(4)	19,229,700

Jin Jo - Chief Financial Officer (5)	2023	198,000	45,000	—	—	—		243,000

Bobby Gulati - Chief Operating Officer (6)	2023	189,200	25,000	—	—	—		214,200
(1)	Mr. Warley joined the Company in December 2022 as the Company’s CFO and was appointed CEO in May 2023. Mr. Warley's employment agreement provided for annual base salary of $305,000, which increased to $350,000 in December 2022, after the Company raised a minimum $10 million of new capital. Mr. Warley's May 2023 CEO employment agreement provides for an annual base salary of $400,000 and a one-time bonus of $100,000. In connection with Mr. Warley’s hiring in December 2022 as the Company’s CFO, Mr. Warley was granted an inducement grant of 3,500 RSUs for an aggregate of 3,500 shares of Ascent’s common stock valued at approximately $2,086,000 on grant date. 20% of the RSUs are fully vested upon grant. The remaining 80% of the RSUs vests in equal monthly increments over the next thirty-six months.
(2)	Mr. Max joined the Company in September 2022. Mr. Max's employment agreement provides an annual base salary of $850,000 of which, $500,000 was initially deferred and accrued interest at an annual rate of 4% until the Company raised a minimum $10 million of new capital. Upon completion of the capital raise, Mr. Max received his deferred compensation, including approximately $800 of interest resulting in salary of approximately $227,400 in 2022. Mr. Max was also granted an inducement grant of RSU for an aggregate of 6,284 shares of Ascent’s common stock valued at approximately $18,980,000 on grant date. 20% of the RSUs are fully vested upon grant. The remaining 80% of the RSUs vests in equal monthly increments over the next thirty-six months. On April 26, 2023, the Company’s board terminated Mr. Max as the Company’s CEO.
(3)	The Company paid $1,600 as a car allowance to Mr. Max.
(4)	The Company also paid $20,200 to Mr. Max's attorneys for fees incurred in connection with the drafting, negotiation and execution of his employment agreement and approximately $1,300 as a car allowance.
(5)	Ms. Jo joined the Company in June 2021 as the Company’s Financial Controller and was appointed CFO in May 2023. Ms. Jo's employment agreement provides an annual base salary of $225,000 and a one-time bonus of $45,000.
(6)	Mr. Gulati joined the Company in February 2012 and was appointed COO in May 2023. Mr. Gulati's employment agreement provides an annual base salary of $225,000 and a one-time bonus of $25,000.

26

Executive Employment Agreements

Paul Warley

On December 12, 2022, we entered into an CFO employment agreement with Mr. Warley. The CFO employment agreement provides for a term through December 31, 2025, subject to earlier termination by the Company and Mr. Warley as provided in the CFO employment agreement and provides Mr. Warley an annual base salary of $305,000, which increases to $350,000 once the Company raises a minimum $10 million of new capital. Mr. Warley will also be eligible for an annual incentive bonus of up to 75% of his Base Salary if the agreed bonus targets are achieved and a moving allowance of up to $30,000 if he relocates his primary residence to Colorado. Additionally, the Company granted Mr. Warley an inducement grant of RSUs for an aggregate of 3,500 shares of Ascent’s common stock. 20% of the RSUs are fully vested upon grant. The remaining 80% of the RSUs shall vest in equal monthly increments over the next thirty-six months. Any outstanding and unvested RSUs will accelerate and fully vest upon the earlier of (i) a change of control and (ii) the termination of Mr. Warley’s employment for any reason other than (x) by the Company for cause or (y) by Mr. Warley without good reason. Mr. Warley is also eligible to participate in the Company’s standard benefit plans and programs.

Under the CFO employment agreement, if the Company terminates Mr. Warley without cause or Mr. Warley terminates his employment for good reason or a change in control, Mr. Warley will be entitled to receive half of his Base Salary amount then in effect during the period from (i) the termination date through (ii) the end of the term of the CFO Employment Agreement. In addition, all RSUs and other equity awards will be immediately vested and settled. The CFO employment agreement also includes customary non-competition and non-solicitation provisions that Mr. Warley must comply with for a period of 12 months after termination of his employment with the Company.

On May 2, 2023, the Company entered into a CEO employment agreement with Mr. Warley. The CEO employment agreement replaces the prior CFO employment agreement with Mr. Warley from December 2022. The CEO employment agreement provides for a term through December 31, 2025, subject to earlier termination by the Company and Mr. Warley as provided in the employment agreement. The CEO employment agreement provides that Mr. Warley will receive an annual base salary (“Base Salary”) of $400,000. In addition, to the Base Salary, the Company will pay Mr. Warley a one-time bonus in the amount of $100,000. Mr. Warley will also be eligible for an annual incentive bonus of up to 75% of his Base Salary if the agreed bonus targets are achieved. The CEO employment agreement provides that Mr. Warley is eligible to participate in the Company’s standard benefit plans and programs.

In connection with Mr. Warley’s hiring in December 2022 as the Company’s Chief Financial Officer, Mr. Warley received an inducement grant of restricted stock units (“RSUs”) for an aggregate of 3,500 shares of Ascent’s common stock. Mr. Warley retains such RSUs with the same terms as originally granted.

Under the CEO employment agreement, if the Company terminates Mr. Warley without cause or Mr. Warley terminates his employment for good reason or a change in control, Mr. Warley will be entitled to receive half of his Base Salary amount then in effect during the period from (i) the termination date through (ii) the end of the term of the employment agreement. In addition, all RSUs and other equity awards will be immediately vested and settled.

The CEO employment agreement requires Mr. Warley to maintain the confidentiality of the Company’s proprietary information. The employment agreement also includes customary non-competition and non-solicitation provisions that Mr. Warley must comply with for a period of 12 months after termination of his employment with the Company.

Jeff Max

On September 21, 2022, we entered into a three-year employment agreement with Mr. Max. The employment agreement provides that Mr. Max will receive an annual base salary of $850,000. A $500,000 portion of the base salary is initially deferred and bears interest at an annual rate of 4%. Once the Company raises a minimum $10 million of new capital, then (i) the deferred salary and accrued interest thereon will be paid in a lump sum and (ii) the Company will begin paying Mr. Max the full $850,000 base salary amount. Mr. Max will also be eligible for an annual incentive bonus of up to 100% of his base salary if agreed bonus targets are achieved. The bonus performance objectives may include corporate, business unit or division, financial, strategic, individual or other objectives established with respect to that particular fiscal year by the Company in consultation with Mr. Max. Mr. Max was also granted an inducement grant of RSUs for an aggregate of 6,284 shares of Ascent’s common stock. 20% of the RSUs are fully vested upon grant. The remaining 80% of the RSUs shall vest in equal monthly increments over the next thirty-six months. Any outstanding and unvested RSUs will accelerate and fully vest upon the earlier of (i) a change of control and (ii) the termination of Mr. Max’s employment for any reason other than (x) by the Company for cause or (y) by Mr. Max without good reason. Additionally, Mr. Max is reimbursed for his Medicare premiums paid and receives a $4,800 annual car allowance and is eligible to participate in the Company’s standard benefit plans and programs.

Under Mr. Max's Employment Agreement, if the Company terminates Mr. Max without cause or Mr. Max terminates his employment for good reason or a change in control, Mr. Max will be entitled to receive (i) 12 months of base salary, (ii) any incentive bonus amounts that have been earned but not yet paid, and (iii) 12 months of continued reimbursement for medical coverage under Medicare. In addition, all RSUs and other equity awards will be immediately vested and settled. The employment agreement also includes customary non-competition, non-solicitation and non-interference provisions that Mr. Max must comply with for a period of 6 months, 12 months and 12 months, respectively, after termination of his employment with the Company.

On April 26, 2023, the Company’s board terminated Mr. Max as the Company’s CEO.

27

Victor Lee

On April 4, 2014, we entered into an employment agreement with Mr. Lee. The employment agreement provides that Mr. Lee will receive an annual base salary of $300,000, subject to annual adjustments as determined by our board. Mr. Lee will also be eligible for an annual bonus of up to 100% of his base salary as determined at the sole discretion of our board or compensation committee. Under this agreement, if the Company terminates Mr. Lee without cause, then subject to his execution of a release of claims, (i) Mr. Lee is entitled to receive twelve months of base salary from the date of termination, and (ii) the initial stock option grant that Mr. Lee received upon commencing employment will remain exercisable for a year following the termination date. The initial stock option grant is currently fully vested, but Mr. Lee was historically entitled to an additional year of vesting under such initial stock option grant upon termination without cause prior to the full vesting of the option. In addition, the employment agreement provides that Mr. Lee is eligible to participate in the Company’s standard benefit plans and programs. Under the employment agreement, Mr. Lee is subject to a two year non-compete and non-solicit following termination of employment.

On September 21, 2022, we entered into a separation agreement with Mr. Lee. Under the separation agreement, Mr. Lee is entitled to the following separation benefits: (i) the Company will continue to pay to Mr. Lee his current base salary for the next 12 months; (ii) the Company will pay Mr. Lee’s $200,000 declared but unpaid cash bonus in two installments; and (iii) the Company shall pay COBRA premiums at the Company’s current contribution level for the next 12 months. Separation benefits are included in All Other Comp in the Compensation Table.

Jin Jo

 On October 19, 2023, the Company entered into a CFO employment agreement with Ms. Jo.  The employment agreement provides for a term through December 31, 2025, subject to earlier termination by the Company and the executive as provided in the employment agreements. The employment agreement is effective as of April 17, 2023. The employment agreement provides that Ms. Jo will receive an annual base salary of $225,000 and a one-time bonus in the amount of $45,000.  Ms. Jo will also be eligible for an annual incentive bonus of up to 60% of Base Salary if the agreed bonus targets are achieved.

Michael J. Gilbreth

On October 5, 2020, the Company appointed Michael J. Gilbreth to serve as the Chief Financial Officer of the Company. The Company hired Mr. Gilbreth pursuant to the terms of a letter agreement and a standard and customary confidentiality, non-competition, and no-solicitation agreement. The offer letter provides for at-will employment with an annual base salary of $165,000, and an annual bonus opportunity of up to 60% of base salary. An annual minimum bonus of 25% of base salary is guaranteed, and the additional 35% is discretionary.

On December 11, 2022, we entered into a separation agreement with Mr. Gilbreth. Under the separation agreement Mr. Gilbreth is entitled to the following separation benefits: (a) payment of ten (10) weeks’ salary equal to $35,577, 50% of which is payable on the first payroll period after effective date of the separation agreement, and the remaining 50% of which is payable on the next payroll period; and (b) payment of a bonus, which equals 60% of Mr. Gilbreth’s current salary, or $111,000, one-third (1/3) of which ($37,000) shall be payable with the December 28, 2022 payroll date, another one-third (1/3) of which ($37,000) shall be payable beginning the first payroll period after January 31, 2023, and the remaining one-third (1/3) of which ($37,000) shall be payable on the first payroll period after the filing by the Company of its Annual Report on Form 10-K for the year ending December 31, 2022. Separation benefits are included in All Other Comp in the Compensation Table.

Bobby Gulati

 On October 19, 2023, the Company entered into a COO employment agreement with Mr. Gulati.  The employment agreement provides for a term through December 31, 2025, subject to earlier termination by the Company and the executive as provided in the employment agreements. The employment agreement is effective as of April 17, 2023. The employment agreement provides that Mr. Gulati will receive an annual base salary of $225,000 and a one-time bonus in the amount of $25,000.  Mr. Gulati will also be eligible for an annual incentive bonus of up to 60% of Base Salary if the agreed bonus targets are achieved.

28

Outstanding Equity Awards at Fiscal Year-End 2023

The following table sets forth information regarding all outstanding stock options and stock awards held by each of our named executive officers on December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul Warley (1)	—	—	—	—	1,867	1,625
Jeffrey Max (2)	—	—	—	—	—	—
Jin Jo	—	—	—	—	—	—
Bobby Gulati	—	—	—	—	—	—
(1)	In December 2022, Mr. Warley was granted an inducement grant of for an aggregate of 3,500 shares of Ascent’s common stock. 20% of the RSUs are fully vested upon grant. The remaining 80% of the RSUs vests in equal monthly increments over the next thirty-six months.
(2)	In September 2022, Mr. Max was granted an inducement grant of RSUs for an aggregate of 6,284 shares of Ascent’s common stock. 20% of the RSUs are fully vested upon grant. The remaining 80% of the RSUs vests in equal monthly increments over the next thirty-six months. Mr. Max’s remaining nonvested RSUs were forfeited upon termination.

29

Securities Authorized for Issuance under Equity Compensation Plans

The Company has an effective equity incentive plan with securities authorized for future issuance. The executive equity grants made to Mr. Max and Mr. Warley in 2022 were made outside of a stockholder approved plan, in reliance upon the “inducement grant” exception provided for in the Nasdaq listing rules.

Pay-Versus-Performance Table

As required by Section 953(a) pf the Dodd-Frank Wall Street Reform and Consumer Protection Act and by SEC disclosure rules, we are providing the following information between executive compensation and certain financial performance of our Company. The following table sets forth information with respect to the alignment between our executive compensation and its financial performance.

	Summary Compensation Table Total for PEO				Compensation Actually Paid to PEO			Average Summary Compensation Table Total for Non-PEO Named	Average Compensation Paid to Non-PEO Named	Total Shareholder	Net
Year	Paul Warley(1)		Jeff Max(2)	Victor Lee(3)	Paul Warley(1)	Jeff Max(2)	Victor Lee(3)	Executive Officers	Executive Officers(4)	Return (“TSR”)	Income (Loss)
2023		$484,600	$319,100	$—	$(370,570)	$(3,692,787)	$—	$228,600	$228,600	0.3	$(17,069,896)
2022		—	19,209,354	784,520	8,966,892	8,966,892	784,520	2,447,031	1,726,031	13	(19,757,925)
2021	—		—	365,000	—	—	365,000	239,250	239,250	4	(6,000,003)

_________

1 The compensation actually paid is adjusted as shown in the following table:

Paul Warley	2023	2022	2021
Total Compensation as reported	$484,600	$—	$—
Fair Value of equity awards granted during fiscal year	—	—	—
Fair Value at fiscal year-end of outstanding and unvested equity awards granted in fiscal year	—	—	—
Fair Value at vesting of equity awards granted in fiscal year that vested during fiscal year	—	—	—
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(248,153)	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(607,018)	—	—
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Compensation Actually Paid to CEO	$(370,570)	$—	$—

30

2 The compensation actually paid is adjusted as shown in the following table:

Jeff Max	2023	2022	2021
Total Compensation as reported	$319,100	$19,209,354	$—
Fair Value of equity awards granted during fiscal year	—	(18,980,754)	—
Fair Value at fiscal year-end of outstanding and unvested equity awards granted in fiscal year	—	4,225,014	—
Fair Value at vesting of equity awards granted in fiscal year that vested during fiscal year	—	4,513,278	—
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(299,073)	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	—	—	—
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(3,712,814)	—	—
Compensation Actually Paid to CEO	$(3,692,787)	$8,966,892	$—

3 The compensation actually paid is adjusted as shown in the following table:

Victor Lee	2023	2022	2021
Total Compensation as reported	$—	$784,520	$365,000
Fair Value of equity awards granted during fiscal year	—	—	—
Fair Value at fiscal year-end of outstanding and unvested equity awards granted in fiscal year	—	—	—
Fair Value at vesting of equity awards granted in fiscal year that vested during fiscal year	—	—	—
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	—	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	—	—	—
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Compensation Actually Paid to CEO	$—	$784,520	$365,000

31

Relationship Between Pay and Performance

The following summarizes the relationship between the Company’s executive Compensation Actually Paid (“CAP”) and applicable financial performance.

CAP Versus Company TSR

CAP of our PEO and the average of non-PEO NEOs decreased from the year ended December 31, 2022 when compared to the year ended December 31, 2023. Over the same two year period, our cumulative TSR decreased, reflecting the same trend between our CAP and our cumulative TSR. This consistency is primarily a result of removing our former CEO and appointing a new CEO (who was our former CFO) at a lower annual salary. The Company also hired two new non-PEO NEOs at a lower annual salary. Additionally, the decrease is due to the Company not granting new equity awards during the year ended December 31, 2023, to its PEO and non-PEO NEOs.

CAP of our PEO and the average of non-PEO NEOs increased from the year ended December 31, 2021 when compared to the year ended December 31, 2022. Over the same two year period, our cumulative TSR decreased, reflecting a disconnect between our CAP and our cumulative TSR. This disconnect is primarily a result of granting our newly appointed CEO and CFO restricted stock units in 2022, which aimed to align executive compensation with the shareholder experience (i.e., stock price). Additionally, the Company provided cash separation benefits of approximately $591,700 to Mr. Lee when he separated from the Company in September 2022. This additional compensation did not directly tie to TSR.

CAP Versus Net Income

CAP of our PEO and the average of non-PEO NEOs decreased from the year ended December 31, 2022 when compared to the year ended December 31, 2023. Net Loss decreased from the year ended December 31, 2022 to the year ended December 31, 2023. Compensation is not directly tied to Net Income or Loss within our compensation program.

 CAP of our PEO and the average of non-PEO NEOs increased from the year ended December 31, 2021 when compared to the year ended December 31, 2022. Net Loss also increased from the year ended December 31, 2021 to the year ended December 31, 2022. Compensation is not directly tied to Net Income or Loss within our compensation program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock by our directors, executive officers, and greater than 5% beneficial owners as of June 20, 2024.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power and all shares issuable upon the conversion of convertible securities, the exercise of options, or the vesting of restricted stock within 60 days of June 20, 2024. For purposes of calculating the percentage of our common stock beneficially owned, the number of shares of our common stock includes 92,909,176 shares of our common stock outstanding as of June 20, 2024.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned. The address for each director or named executive officer is c/o Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton, Colorado 80241.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage
Named Executive Officers and Directors:
Paul Warley	121,205	*%
Jin Jo	9,279	*%
Bobby Gulati	9.279	*%
Forrest Reynolds	66,576	*%
Gregory Thompson	25,694	*%
Louis Berezovsky	25,694	*%
David Peterson	22,152	*%
All directors and executive officers as a group (7 persons)	279,879	*%
* Less than 1.0%

32

RELATED PARTY TRANSACTIONS

Relationship with Crowdex and TubeSolar

During 2023, Crowdex Investment, LLC (“Crowdex”) and TubeSolar beneficially owned more than 5% of the Company were both directly and indirectly beneficially owned and controlled by Bernd Förtsch.

On September 22, 2020, we entered into a securities purchase agreement (“Series 1A SPA”) with Crowdex for the private placement of the Company’s newly designated Series 1A Convertible Preferred Stock (“Series 1A Preferred Stock”). We sold 2,000 shares of Series 1A Preferred Stock to Crowdex in exchange for $2,000,000 of gross proceeds at an initial closing under the Series 1A SPA on September 22, 2020.

In November 2020, Crowdex converted 1,200 shares of outstanding Series 1A Preferred Stock into 12,000 shares of Common Stock.

On November 27, 2020, we issued to Crowdex a $500,000 unsecured convertible promissory note in a private placement and received $500,000 of gross proceeds from the offering. On December 31, 2020, we sold 500 shares of Series 1A Preferred Stock to Crowdex in exchange for the cancellation of the note issued on November 27, 2020. There were no additional cash proceeds from this closing.

Crowdex acquired a $250,000 aggregate principal amount convertible promissory note of the Company from the original noteholder, Penumbra Solar, Inc., in September 2020. On December 9, 2021, Crowdex converted the note, together with accrued interest, into 2,726 shares of common stock.

On January 4, 2021, the Company entered into a securities purchase agreement with TubeSolar. Pursuant to this securities purchase agreement, the Company sold 2,500 shares of Series 1A Preferred Stock to TubeSolar and received $2,500,000 of gross proceeds on January 5, 2021. On July 19, 2021, we issued TubeSolar 600 shares of common stock upon the conversion by TubeSolar of 60 shares of Series 1A Preferred Stock. On September 3, 2021, we issued TubeSolar 400 shares of common stock upon the conversion by TubeSolar of 40 shares of Series 1A Preferred Stock.

On September 15, 2021, we entered into the JDA with TubeSolar to pursue the APV market. We also jointly established the JV. See “Business” for additional detail.

On February 1, 2022:

•	Crowdex converted their remaining 1,300 shares of Series 1A Preferred Stock into 13,000 shares of common stock; and

•	TubeSolar converted their remaining 2,400 shares of Series 1A Preferred Stock into 24,000 shares of common stock.

Relationship with BD1

During 2023, BD 1 Investment Holding, LLC (“BD1”) beneficially owned more than 5% of the Company. On December 18, 2020, the Company entered into a securities exchange agreement (“BD1 Exchange Agreement”) with BD1. BD1 had previously acquired all of the Company’s existing outstanding unsecured notes (other than notes held by Global Ichiban and Crowdex) from the original note holders. Pursuant to the terms of the BD1 Exchange Agreement, BD1 agreed to surrender and exchange all of its outstanding promissory notes with principal balances of approximately $10.4 million (including accrued interest and default penalties). In exchange and without the payment of any additional consideration, the Company issued to BD1 two unsecured convertible promissory notes with principal amounts of $10,340,000 (the “First Exchange Note”) and $160,000 (the “Second Exchange Note”). On August 16, 2021, BD1 sold and assigned a portion of the First Exchange Note equal to $600,000 in principal amount to Nanyang Investment Management Pte Ltd (“Nanyang”) on behalf of a client account for a purchase price of $600,000, and on January 21, 2022, further sold and assigned a portion of the First Exchange Note equal to $1,000,000 in principal amount to Nanyang on behalf of a client account for a purchase price of $1,000,000. On January 3, 2022, BD1 sold and assigned a portion of the First Exchange Note equal to $1,000,000 in principal amount to Fleur Capital Pte Ltd (“Fleur”) on behalf of a client account for a purchase price of $1,000,000. The Company has issued to BD1 an unsecured convertible promissory note with principal amount of $7,740,000 replacing the First Exchange Note (the “Replacement Note” and, together with the Second Exchange Note, the “BD1 Exchange Notes”).

On August 2, 2021, we entered into a securities purchase agreement with BD1 for the private placement of an aggregate of 667 shares of our common stock at a fixed price of $75 (as adjusted for the reverse stock split) per share in two tranches of 333 shares in exchange for $10,000,000 of aggregate gross proceeds. On September 2, 2021, we closed on the first tranche and, on November 5, 2021, we closed on the second tranche, receiving aggregate gross proceeds of $10,000,000.

On February 1, 2022, BD1 converted its $7,900,000 aggregate outstanding principal amount of BD1 Exchange Notes into 79,000 shares of common stock.

Johannes Kuhn is the indirect beneficial owner of BD1.

33

Flisom AG Asset Acquisition

Asset Purchase Agreement

On April 17, 2023, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Flisom AG, a leading developer and manufacturer of photovoltaic thin film solar cells (“Seller”), pursuant to which, among other things, the Company purchased certain assets relating to thin-film photovoltaic manufacture and production from Seller (collectively, the “Assets”), including (i) certain manufacturing equipment located at Seller’s Niederhasli, Switzerland facility (the “Manufacturing Facility”) and (ii) related inventory and raw materials at the Manufacturing Facility (collectively, the “Transaction”). In connection with the Transaction, the Company also received a license to certain intellectual property rights used in the operation of the Assets and will also acquire, by operation of Swiss law, the employment contracts of certain employees of Seller in Switzerland who are functionally predominantly working with the Assets, subject to such employees being offered the right to remain employed by Seller after the closing of the Transaction (the “Closing”). The total consideration paid by the Company to Seller in connection with the Transaction was an aggregate amount in cash equal to $2,800,000.

Ancillary Agreements

At the Closing, the Company and Seller also entered into (i) a Transition Services Agreement requiring that Seller provide transition support for the Company’s operation of the Assets, with fees to be due and payable by the Company for performance of such support services, (ii) a Sublease Agreement related to the Company’s use of the premises at the Manufacturing Facility where the Assets are located (the “Sublease Agreement”), and (iii) a Technology License Agreement, pursuant to which Seller granted the Company a revocable, non-exclusive license to certain intellectual property rights of the Seller used in the operation of the Assets (the “Licensed IP”), subject to certain encumbrances on the Licensed IP in favor of Seller’s lender.

The Company and Seller also intend to enter into, as promptly as practicable following the Closing, a Subcontractor Agreement (the “Subcontractor Agreement”), pursuant to which the Company will agree to manufacture the photovoltaic cells necessary to fulfill certain outstanding supply agreement obligations between the Seller and one of its significant customers, in exchange for the Company receiving the incoming proceeds from the fulfillment of the supply arrangement.

Letter Agreement

On April 20, 2023, the Company entered into a letter agreement (the “Letter Agreement”) with FL1 Holding GmbH, a German company (“FL1”), BD1 and certain of their affiliated entities (collectively, the “Affiliates”). FL1 is controlled by Johannes Kuhn. Mr. Kuhn also controls BD1, one of the Company’s largest stockholders.

In connection with the prospective acquisition by FL1 of substantially all shares in Seller, FL1 and one or more of the Affiliates agreed, on behalf of itself and its affiliates (i) to certain noncompetition and nonsolicitation obligations with respect to the Company and the Assets, including certain prospective customers of the products produced using the Assets, for a period of five (5) years from the Closing, subject to certain exceptions, (ii) to cause Seller to use certain of its intellectual property rights for limited internal purposes until such time as a joint collaboration agreement is entered into after the Closing among Seller, the Company and certain other affiliates of FL1 related to the licensing and use of such intellectual property, and otherwise not to dispose of or fail to maintain such intellectual property, (iii) to reimburse the Company for certain pre-Closing liabilities of Seller to the extent incurred by the Company following the closing of the Transaction; and (iv) to indemnify the Company for breaches of certain representations, warranties and covenants relating to the Assets.

Pursuant to the Letter Agreement, BD1 and its parent company agreed that (1) it and its affiliates will not offer to acquire or acquire, by merger, tender offer or otherwise, all or substantially all of the outstanding shares of capital stock of the Company not beneficially owned by BD and its affiliates, without the approval of a committee comprised of disinterested and independent members of the Company’s Board of Directors and the affirmative vote of a majority of the voting power of outstanding shares of the Company not beneficially owned by BD and its affiliates; (2) BD and its affiliates will not transfer any shares of the Company’s capital stock beneficially owned by them unless the transferee agrees in writing to be bound by the foregoing restriction; and (3) each of them will stand behind the obligations of FL1 pursuant to the Letter Agreement.

The Letter Agreement also grants the Company the option, but not the obligation, (i) to purchase certain intellectual property rights of Seller relating to thin-film photovoltaic manufacture and production for $2,000,000 following the release of certain liens on such intellectual property rights in favor of Seller’s lender, and (ii) for a period of 12 months following the Closing, to resell the Assets to FL1 for an aggregate amount equal to $5,000,000, with such transaction to close within 90 days following the exercise of the Company’s resale right. On June 16, 2023, the Company exercised its option to resell the Assets to FL1.

Series Z Preferred Stock Issuance

On June 20, 2024, we entered into a securities purchase agreement with Mr. Warley, pursuant to which we issued and sold one (1) share of the Company’s newly designated Series Z Preferred Stock for an aggregate purchase price of $1,000.

The share of Series Z Preferred Stock will have 180,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock. The share of Series Z Preferred Stock will be voted, without action by the holder, on any such reverse stock split proposal in the same proportion as shares of common stock are voted on such proposal (excluding any common shares that are not voted).

34

The Series Z Preferred Stock otherwise has no voting rights, except as may otherwise be required by the General Corporation Law of the State of Delaware. The share of Series Z Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The share of Series Z Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Share of Series Z Preferred Stock will not be entitled to receive dividends of any kind. The share of Series Z Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by our Board in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing a reverse stock split. Upon such redemption, the holder of the Series Z Preferred Stock will receive consideration of $1,000.00 in cash.

Policies and Procedures with Respect to Transactions with Related Persons

The Board recognizes that related person transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, our Audit Committee charter requires that all such transactions will be reviewed and subject to approval by members of our Audit Committee, which will have access, at our expense, to our or independent legal counsel. Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to us than could be obtained from independent third parties.

Director Independence

Our Board of Directors has determined that four of our five directors are independent directors, as defined under the Nasdaq Rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed in 2023 by Section 16(a) under the Exchange Act, except that Forrest Reynolds filed one late Form 4 in 2023.

35

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (as superseded by Statement on Auditing Standards No. 114). The Audit Committee also has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants the accountants’ independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted,

AUDIT COMMITTEE

Louis Berezovsky, Chairman

Forrest Reynolds

Gregory Thompson

ANNUAL REPORT ON FORM 10-K

On February 21, 2024, we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. A copy of the Annual Report has been sent or made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Our financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference to our Annual Report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at https://www.sec.gov. You may also access any document we file with the SEC on our website at https://ascentsolar.com under the “Investors” section.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated June [***], 2024. You should not assume that the information contained in this document is accurate as of any date other than that date, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Stockholder Proposals to be Included in the Proxy Statement

To be considered for inclusion in our proxy materials for the 2025 Annual Meeting of Stockholders, a stockholder proposal must be received in writing at our offices, 12300 Grant Street, Suite 160, Thornton, Colorado 80241, no later than February 21, 2025.

Stockholder Proposals Not to be Included in the Proxy Statement

If you wish to make a stockholder proposal at the 2025 Annual Meeting of Stockholders that is not intended to be included in our proxy materials for that meeting, you generally must provide appropriate notice to us in the manner specified in our Bylaws between April 9, 2025 and May 9, 2025. Furthermore, a proxy for our 2025 Annual Meeting of Stockholders may confer discretionary authority to vote on any matter not submitted to us by May 7, 2025.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named as proxies intend to vote the shares they represent as the Board may recommend.

ANNEX A

ASCENT SOLAR TECHNOLOGIES, INC.

2023 EQUITY INCENTIVE PLAN

(As proposed to be amended at the 2024 Annual Stockholders Meeting)

1. GENERAL.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

A-1

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

A-2

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 15,525,000 [~~525,000 new shares (after giving effect to the Company’s reverse stock split implemented on or about September 11, 2023)~~] (the “Share Reserve”).

In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2033, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

A-3

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 15,525,000 [~~525,000~~] shares of Common Stock.

(d) Other Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the following limitations shall apply.

(i) A maximum of 3,500,000 [~~250,000~~] shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year.

(ii) A maximum of 3,500,000 [~~250,000~~] shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of $750,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year to any Non-Employee Director, will not exceed 3,500,000 [~~250,000~~] shares.

(f) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

A-4

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

A-5

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

A-6

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

A-7

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

A-8

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

A-9

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, vesting or settlement of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise, vesting or settlement of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

A-10

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

A-11

(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transaction. The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

A-12

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Plan [~~shall]~~ originally became [~~become~~] effective (the “Effective Date”) on October 5, 2023. The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

The Plan was originally adopted by the Board on October 5, 2023. The Plan was originally approved by the stockholders of the Company on December 5, 2023.

The amendments to the Plan were adopted by the Board on May 28, 2024. The amendments to the Plan were approved by the stockholders of the Company on August [***], 2024.

In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12. CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

A-13

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the Adoption Date, either an executive officer or a Director (either, an “Adoption Investor”) and/or any entity in which an Adoption Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “Adoption Entities”) or on account of the Adoption Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

A-14

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the Adoption Entities;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the Adoption Entities;

(iv) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(v) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means, as of the Adoption Date, the common stock of the Company, having one vote per share.

A-15

(l) “Company” means Ascent Solar Technologies, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

A-16

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Adoption Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) [Reserved].

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

A-17

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes; (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) financings; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) employee retention; (xl) initiation of studies by specific dates; (xli) budget management; (xlii) submission to, or approval by, a regulatory body of an applicable filing or a product; (xliii) regulatory milestones; (xliv) progress of internal research or development programs; (xlv) progress of partnered programs; (xlvi) partner satisfaction; (xlvii) milestones related to research development, product development and manufacturing; (xlviii) expansion of sales in additional geographies or markets; (xlix) research progress, including the development of programs; (l) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (li) filing of patent applications and granting of patents; and (lii) any other measures of performance selected by the Board.

A-18

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to any regulatory body. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Ascent Solar Technologies, Inc. 2023 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt)“ Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

A-19

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(bbb) “Transaction” means a Corporate Transaction or a Change in Control.

A-20

 ANNEX B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ASCENT SOLAR TECHNOLOGIES, INC.

Ascent Solar Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Amendment”) and (ii) declaring this Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.

SECOND: That this Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

THIRD: That the capital of the Corporation shall not be reduced under or by reason of this Amendment.

FOURTH: That upon the effectiveness of this Amendment, the Certificate of Incorporation is hereby amended such that the following paragraph shall be added after the first paragraph of ARTICLE 4 of the Certificate of Incorporation:

“As of 5:00 p.m. (eastern time) on [***], 2024 (the “Effective Time”), each [***] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $.0001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by [***], its [***], this [___] day of [***], 2024.

ASCENT SOLAR TECHNOLOGIES, INC.

By:     /s/_____________________

Name:     [____________________]

Title:     [____________________]

B-1

Your **Vote** Counts!

ASCENT SOLAR TECHNOLOGIES, INC.

2024 Annual Meeting
Vote by August 6, 2024
11:59 PM ET

ASCENT SOLAR TECHNOLOGIES, INC.
12300 GRANT STREET, STE 160
THORNTON, CO 80241

V52965-P14930

You invested in ASCENT SOLAR TECHNOLOGIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on August 7, 2024.**

Get informed before you vote

View the Notice and Proxy Statement, Annual Report and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 24, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

August 7, 2024
10:00 AM MT

Ascent Solar Technologies, Inc.
12300 Grant Street, Ste 160
Thornton, CO 80241

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of one Class C Director:	
	Nominee:	
1a.	David Peterson	For
2.	Ratification of appointment of Haynie & Company.	For
3.	Proposal to approve an amendment to Ascent's 2023 Equity Incentive Plan.	For
4.	Proposal to amend Ascent's certificate of incorporation to effect a reverse stock split.	For
5.	Non-binding advisory vote to approve executive compensation.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V52966-P14930

ASCENT SOLAR TECHNOLOGIES, INC.
12300 GRANT STREET, STE 160
THORNTON, CO 80241

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52962-P14930

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASCENT SOLAR TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of one Class C Director:

Nominee:	**For**	**Against**	**Abstain**
1a. David Peterson	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals 2, 3, 4 and 5:	**For**	**Against**	**Abstain**
2. Ratification of appointment of Haynie & Company.	☐	☐	☐
3. Proposal to approve an amendment to Ascent's 2023 Equity Incentive Plan.	☐	☐	☐
4. Proposal to amend Ascent's certificate of incorporation to effect a reverse stock split.	☐	☐	☐
5. Non-binding advisory vote to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V52963-P14930

ASCENT SOLAR TECHNOLOGIES, INC.
Annual Meeting of Stockholders
August 7, 2024 10:00 AM MT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul Warley and Jin Jo, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Ascent Solar Technologies, Inc. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM MT, on August 7, 2024 at Ascent Solar Technologies, Inc., 12300 Grant Street, Ste 160, Thornton, CO 80241, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side